Exhibit 10.3

SHAREHOLDER SUPPORT AND LOCK-UP AGREEMENT

This Shareholder Support and Lock-up Agreement (this “Agreement”) is dated as of October 31, 2022, by and among Welsbach Technology Metals Acquisition Corp., a Delaware corporation (“Acquiror”), WaveTech Group, Inc., a Delaware corporation (the “Company”), Welsbach Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”) and the Persons set forth on Schedule I hereto (each, a “Company Shareholder” and, collectively, the “Company Shareholders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

Whereas, as of the date hereof, the Company Shareholders are the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 of the Exchange Act) of such number of Company Common Shares and Company Preferred Stock as are indicated opposite each of their names on Schedule I attached hereto (all such Company Capital Stock, together with any Company Capital Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired (including by way of tender offer) by any such Company Shareholder during the period from the date hereof through the Expiration Time (including, for the avoidance of doubt, pursuant to Section 2.8 of the Business Combination Agreement) are referred to herein as the “Subject Shares”);

Whereas, contemporaneously with the execution and delivery of this Agreement, Acquiror, WTMA Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Business Combination Agreement”) pursuant to which, among other transactions, (i) Merger Sub will be merged with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Acquiror, and (ii) Acquiror shall change its name to “WaveTech Group, Inc.” and continue as a publicly traded corporation, in each case, on the terms and conditions set forth therein (the “Business Combination” and, together with the other transactions contemplated by the Business Combination Agreement or described in the Business Combination Agreement, the “Transactions”);

WHEREAS, it is proposed that, in connection with the Transactions or otherwise during the Interim Period, the Company or its Subsidiaries may enter into one or more convertible instruments which shall be convertible into Acquiror Common Shares upon the Closing of the Business Combination, with certain investors (which may include one or more Company Shareholder(s)) (“Pre-Closing Financing”, and such Pre-Closing Financing shall be deemed to be part of the “Transactions” hereunder); and

Whereas, as an inducement to Acquiror and the Company to enter into the Business Combination Agreement and the other documents contemplated by the Business Combination Agreement and to consummate the Transactions, and for good other consideration, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
sHAREholder SUPPORT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Company Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its, his or her tax and legal advisors.

Section 1.2 No Pre-Closing Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with the terms thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Company Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares owned by such Company Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares owned by such Company Shareholder or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) to (iii) collectively, a “Transfer”); provided, however, that the foregoing shall not prohibit (A) Transfers between a Company Shareholder and any Affiliate of such Company Shareholder, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror a joinder to this Agreement in a form reasonably acceptable to such Affiliate and Acquiror or (B) the conversion of Company Preferred Stock to Company Common Stock in connection with the Transactions.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to a Company Shareholder after the date of this Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Company Shareholder purchases or otherwise acquires (including by way of tender offer) beneficial ownership of any Subject Shares or (c) a Company Shareholder acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Shares (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by such Company Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Shareholder as of the date hereof.

Section 1.4 Shareholder Agreements. Hereafter until the Expiration Time, each Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the Shareholders of the Company (or any adjournment or postponement thereof), and in any action by written resolutions of the Shareholders of the Company requested by the Board of Directors of the Company or otherwise undertaken as contemplated by the Transactions, including in the form attached hereto as Exhibit A (which written resolutions shall be delivered promptly, and in any event within forty-eight (48) hours, after (x) the Proxy Statement/Registration Statement (as contemplated by the Business Combination Agreement) has been declared effective and has been delivered or otherwise made available (including on the Electronic Data Gathering, Analysis and Retrieval filing system of the SEC) to the stockholders of Acquiror and the shareholders of the Company, and (y) the Company or Acquiror requests such delivery), such Company Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such Company Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its, his or her Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter):

(a) to approve and adopt the Business Combination Agreement, any document contemplated by the Business Combination Agreement, the Transactions and any Pre-Closing Financing);

(b) in any other circumstances upon which a resolution or other approval is required under the organizational documents of the Company or otherwise sought with respect to the Business Combination Agreement or the Transactions, in each case, to the extent necessary to consummate the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Shareholder’s Subject Shares held at such time in favor thereof;

(c) against and withhold consent with respect to any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the Business Combination Agreement and the Transactions); and

(d) against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Business Combination or the other Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company.

Each Company Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

Upon the failure of a Company Shareholder to timely provide its consent or vote its Subject Shares in accordance with this Section 1.4 pursuant to any action by written resolution of the shareholders of the Company within the timeframe specified in this Section 1.4 or at any applicable meeting of the shareholders of the Company, such Company Shareholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any designee thereof, and each of them individually, as such Company Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in such Company Shareholder’s name, place and stead, to deliver any action by written resolution of the shareholders of the Company concerning any of the matters specified in this Section 1.4 or attend any meeting of the shareholders of the Company concerning any of the matters specified in this Section 1.4, to include such Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the shareholders of the Company and to provide consent or vote such Company Shareholder’s Subject Shares in any action by written resolution of the shareholders of the Company or at any meeting of the shareholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1.4. Each Company Shareholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 1.5 No Challenges; Waiver of Appraisal and Dissenters’ Rights and Actions. Each Company Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Each Company Shareholder hereby irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent in connection with the transactions contemplated by the Business Combination Agreement under applicable Laws or otherwise.

Section 1.6 Reserved.

Section 1.7 Further Assurances. Each Company Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions required to consummate the Business Combination and the other transactions contemplated by this Agreement and the Business Combination Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.8 No Inconsistent Agreement. Each Company Shareholder hereby represents and covenants that such Company Shareholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Shareholder’s obligations hereunder. Each Company Shareholder covenants that such Company Shareholder shall not amend, modify or waive any agreement in any manner that would restrict, limit or interfere with the performance of such Company Shareholder’s obligations hereunder. Each Company Shareholder shall take such further actions to cause any director appointed by such Company Shareholder to the Board of Directors of the Company to be removed from such position, effective as of the Effective Time in accordance with Section 2.6 of the Business Combination Agreement.

Section 1.9 Consent to Disclosure. Each Company Shareholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Company Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.10 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, each Company Shareholder is entering into this Agreement solely in such Company Shareholder’s capacity as record or beneficial owner of the Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Company Shareholder to the board of directors of the Company) of such Company Shareholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for such Company Shareholder.

Article II
SHAREholder LOCK-UP; COVENANTS

Section 2.1 Lock-up Restriction. Each Company Shareholder agrees not to, without the prior written consent of the Sponsor and the Board of Directors of Acquiror, Transfer any Acquiror Securities (as defined below), in each case, until the earlier of (a) 180 days after the Closing and (b) the date on which the Closing Price per share of Acquiror Common Shares equals or exceeds $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period; provided, however, that fifty percent (50%) of Acquiror Securities held by such Company Shareholder shall remain subject to the restriction in the foregoing (a) (the “Lock-Up Period”). “Trading Day” means any day on which Acquiror Common Shares are tradeable on the principal securities exchange or securities market on which Acquiror Common Shares are then traded.

Section 2.2 Exceptions to Lock-up Restriction. The restrictions set out in Section 2.1 above shall not apply to:

(a) in the case of an entity, Transfers to or distributions to any direct or indirect shareholder, partner, member or affiliate of such entity (or to any executive officer or director of such entity or of such entity’s affiliates) or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with such entity or affiliates of such entity (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by or under common management as such partnership);

(b) in the case of an individual, Transfers by gift to members of such Company Shareholder’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of such Company Shareholder’s immediate family, an affiliate of such person or to a charitable organization;

(c) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement;

(e) in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(f) transactions relating to the Acquiror Securities acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(g) the exercise of any options or warrants to purchase Acquiror Securities (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(h) Transfers (including forfeitures) (x) to the Acquiror to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements of the Acquiror or (y) pursuant to escrow arrangement with the Acquiror with respect to tax withholding obligations pursuant to the Code;

(i) Transfers to the Acquiror pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Acquiror or forfeiture of such Company Shareholder’s Acquiror Securities in connection with the termination of such Company Shareholder’s service to the Acquiror;

(j) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that (a) no sales of Acquiror Securities, shall be made by such Company Shareholder pursuant to such Trading Plan during the Lock-Up Period, and (b)(x) no public announcement or filing shall be made voluntarily regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of such Company Shareholder or the Acquiror regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period;

(k) transactions in the event of completion of a liquidation, merger, consolidation, stock exchange, reorganization, tender offer or other similar transaction which results in all of the Acquiror’s shareholders having the right to exchange their shares of Common Stock of the Acquiror for cash, securities or other property;

(l) transactions to satisfy any U.S. federal, state, or local income tax obligations of such Company Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Business Combination from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Business Combination does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction; and

(m) Transfers to an unaffiliated charity or educational institution, provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of such Company Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions.

Section 2.3 Definitions. For the purposes of this Article II, notwithstanding the other provisions of this Agreement, the following terms shall have the following meanings:

(a) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by marriage or adoption), father, mother, brother, sister or first cousin of the Company Shareholder.

(c) “Acquiror Securities” shall mean any shares of Common Stock of the Acquiror held by any Company Shareholder at Closing, any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock of the Acquiror held by any Company Shareholder at Closing, or any securities convertible into or exercisable or exchangeable for Common Stock of the Acquiror held by any Company Shareholder at Closing (in each case, after giving effect to the Transactions and which, for the avoidance of doubt, shall include the Common Shares of Acquiror issued or issuable at Closing).

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company Shareholders. Each Company Shareholder represents and warrants as of the date hereof to Acquiror, Sponsor and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Shareholder) as follows:

(a) Organization; Due Authorization. If such Company Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Shareholder. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Shareholder.

(b) Ownership. Such Company Shareholder is the record and beneficial owner (as defined in the Securities Act), or nominee of such Persons, of, and has good title to, all of such Company Shareholder’s Subject Shares as set forth opposite such Company Shareholder’s name in Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the organization documents of the Company, (iii) the Business Combination Agreement, (iv) any applicable securities Laws or (v) Permitted Liens. Such Company Shareholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Company Shareholder on the date of this Agreement, and none of such Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder. Aside from the Subject Shares, such Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of his, her or its obligations hereunder will not, (i) if such Company Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Shareholder or such Company Shareholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of his, her or its obligations under this Agreement.

(d) Litigation. There are no Actions pending against such Company Shareholder, or to the knowledge of such Company Shareholder threatened against such Company Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement.

(e) Company Assets. Except as set forth in Section 4.32 of the Company Disclosure Letter, such Shareholder does not have any ownership of (including, for the avoidance of doubt, any claim to title of or rights in) the tangible and intangible assets purportedly owned, licensed or leased by the Company or its subsidiaries.

(f) Adequate Information. Such Company Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as such Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Shareholder acknowledges that Acquiror, Sponsor and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Shareholder are irrevocable.

(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Company Shareholder, for which the Company or any of its Affiliates may become liable.

(h) Acknowledgment. Such Company Shareholder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement.

Article IV
MISCELLANEOUS

Section 4.1 Release.  Effective as of the Effective Time, each Company Shareholder, on behalf of himself, herself or itself, his, her or its affiliates and each of their respective assigns, heirs, beneficiaries, creditors, representatives and agents (collectively, the “Releasing Parties”), does irrevocably and fully waive, release, acquit and discharge forever the Company, Merger Sub, Acquiror, Sponsor and their respective affiliates and present and former and direct or indirect partners, members and equity holders, directors, managers, officers, employees, principals, trustees, representatives, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers and attorneys (collectively, the “Released Parties”), from any and all actions, claims, liabilities, losses, orders and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, that such Releasing Parties, or any of them, may have had in the past or may now have or may have in the future against the Released Parties, or any of them, related to events, circumstances, acts or omissions occurring, on or prior to the Effective Time that relate to or arise out of such Releasing Party’s status as a holder of equity of, or any other investment in, Acquiror and its Affiliates (including, for the avoidance of doubt, the Company and each of its Subsidiaries) or any of their respective Affiliates, including any Subject Shares and any securities exercisable for, convertible into or otherwise issued with respect to any securities, obligations or other interests issued by Acquiror or any of its Affiliates (including, for the avoidance of doubt, the Company and each of its Subsidiaries) that any such Releasing Party holds or has ever held or that otherwise relate to or arise out of any investment, subscription or purchase of any securities by such Releasing Party in the Company or any of its Subsidiaries (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include, and each Releasing Party is not releasing any, (i) if such Company Shareholder is an employee of Acquiror or the Company, rights to accrued but unpaid salary, bonuses, expense reimbursements (in accordance with a bona fide employee expense reimbursement policy of Acquiror or the Company (as applicable)), accrued vacation and other benefits under Acquiror’s or the Company’s employee benefit plans, (ii) right to indemnification, exculpation, advancement of expense or similar rights with respect to service as a director, officer or manager or an Affiliate thereof, in each case of the foregoing, as set forth in Acquiror’s or the Company’s certificate of formation or other organizational documents, any indemnification agreement between the Acquiror or the Company, on the one hand, and such Company Shareholder, on the other hand, or as provided by law or any directors’ and officers’ liability insurance, (iii) actions, claims, liabilities, losses, and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, arising out or related to this Agreement or the Business Combination Agreement, or (iv) rights of such Company Shareholder under the Business Combination Agreement, the organizational documents of Acquiror or any other agreement entered into by such Company Shareholder or in connection with the transactions contemplated by the Business Combination Agreement, including claims related to the enforcement of the Business Combination Agreement and the right to receive such Company Shareholder’s applicable portion of the Aggregate Merger Consideration and any additional Acquiror Common Shares issuable pursuant to Section 2.8 of the Business Combination Agreement (collectively, the “Excluded Claims”). Each Company Shareholder (on behalf of itself, himself, and herself and the other Releasing Parties) hereby agrees not to institute any proceeding against any Released Party with respect to any of the Released Claims but excluding the Excluded Claims. Each Company Shareholder represents, warrants and acknowledges that he, she or it has consulted with counsel with respect to the execution and delivery of this release and has been fully apprised of the consequences hereof. Each Company Shareholder agrees and acknowledges that the release in this Agreement constitutes a complete defense of any and all Released Claims, other than Excluded Claims.

Section 4.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) 180 days after the Closing, (b) the termination of the Business Combination Agreement; and (c) as to each Company Shareholder, the written agreement of Acquiror, the Sponsor, the Company and such Company Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. Notwithstanding anything to the contrary herein, this ARTICLE IV shall survive the termination of this Agreement.

Section 4.3 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.4 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT, OR IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE (AND ANY APPROPRIATE APPELLATE COURT THEREFROM) (THE “DELAWARE COURTS”) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE APPLICABLE DELAWARE COURT OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THE APPLICABLE DELAWARE COURT OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 4.9.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.4.

Section 4.5 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.7 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company, the Sponsor and the Company Shareholders holding a majority of Subject Shares.

Section 4.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.9 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror (prior to Closing) or the Sponsor:

Welsbach Acquisition Holdings LLC
160 S Craig Place
Lombard, Illinois 60148
Attention:	Daniel Mamadou
Chris Clower
Email:	daniel.mamadou@wtmau.com
chris.clower@wtmau.com

with a copy to (which will not constitute notice):

Cooley LLP
55 Hudson Yards
New York, New York 10001-2157
Attention:	David Silverman
Timothy Pitrelli
Email:	dsilverman@cooley.com
tpitrelli@cooley.com

If to the Company or Acquiror (after the Closing):

WaveTech Group, Inc.
Egermannstraße 1
53359 Rheinbach
Deutschland
Attention:	Dag Arild Valand
Email:	d.valand@wavetech.com

with a copy to (which shall not constitute notice):

Pryor Cashman, LLP
7 Times Square
New York, New York 10036
Attention:	M. Ali Panjwani, Esq.
Eric M. Hellige, Esq.
Email:	ali.panjwani@pryorcashman.com
ehellige@pryorcashman.com

If to a Company Shareholder:

To such Company Shareholder’s address set forth in Schedule I

Section 4.10 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Shareholders, Acquiror, the Sponsor and the Company have each caused this Shareholder Support and Lock-Up Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDERS:

MAH HOLDINGS, LLC

By:	Mission Alliance Holding, LLC, Manager

By:	/s/ Dag Arild Valand
	Name:	Dag Arild Valand
	Title:	Chief Executive Officer

MISSION ALLIANCE HOLDING, AS

By:	/s/ Dag Arild Valand
	Name:	Dag Arild Valand
	Title:	Chief Executive Officer

[Signature Page to Shareholder Support and Lock Up Agreement]

Acquiror:

Welsbach Technology Metals Acquisition Corp.

By:	/s/ Daniel Mamadou
	Name:	Daniel Mamadou
	Title:	Chief Executive Officer

[Signature Page to Shareholder Support and Lock Up Agreement]

SPONSOR:

Welsbach ACQUISITION HOLDINGS LLC

By:	/s/ Christopher Clower
	Name:	Christopher Clower
	Title:	Managing Member

[Signature Page to Shareholder Support and Lock Up Agreement]

COMPANY:

WAVETECH GROUP, INC

By:	/s/ Dag Arild Valand
	Name:	Dag Arild Valand
	Title:	Chief Executive Officer

[Signature Page to Shareholder Support and Lock Up Agreement]

Exhibit A

Form of Written Resolutions

Exhibit A

FORM OF ACTION BY WRITTEN CONSENT

OF THE SHAREHOLDERS OF

WAVETECH GROUP, INC.

In accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and the Bylaws of WaveTech Group, Inc., a Delaware corporation (the “Corporation”), the undersigned shareholder, pursuant to this Written Consent, in the undersigned shareholder’s capacity as the holder of all of the Series A Preferred Stock of the Corporation, and therefore the holder of a majority of the voting rights of the Corporation’s stockholders, DOES HEREBY CONSENT to the adoption of, and DOES HEREBY ADOPT the following resolutions, without a formal meeting and without prior notice:

Adoption and Approval of Agreement and Plan of Merger and Related Matters.

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the “Agreement”), by and among Welsbach Technology Metals Acquisition Corp., a Delaware corporation (“Acquiror”), WTMA Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), and the Corporation, the form of which is attached hereto as Exhibit A;

WHEREAS, the Board of Directors of the Corporation has unanimously approved, and declared that it is advisable, fair to, and in the best interests of the Corporation and its shareholders that the Corporation enter into and consummate, the Agreement pursuant to which (i) (a) Merger Sub will merge with and into the Corporation, the separate corporate existence of Merger Sub will cease and the Corporation will be the surviving corporation and a wholly owned subsidiary of Acquiror (the “Merger”) and (b) Acquiror will change its name to “WaveTech Group Inc.”, (ii) prior to the Effective Time, each share of the Corporation’s Series A Preferred Stock will be converted into one share of the common stock of the Corporation (the “Company Preferred Conversion”) and (iii) upon the Effective Time and following the Company Preferred Conversion, all shares of the Company Capital Stock and Company Awards will be converted into the right to receive (in the case of the Company Awards, if and to the extent earned and subject to their respective terms) 15 million shares of the common stock of Acquiror as set forth in the Agreement;

WHEREAS, in accordance with the DGCL and the Corporation’s Certificate of Incorporation (the “Certificate”) and Bylaws, the written consent of the undersigned shareholder is required to approve certain of the actions described herein; and

WHEREAS, after careful consideration, the undersigned shareholder, as the holder of all of the Series A Preferred Stock of the Corporation, has determined that the terms and conditions of the Merger are just and equitable and fair as to the Corporation and that it is in the best interests of the Corporation and the shareholders of the Corporation for the Corporation to enter into the Merger subject to the terms and conditions set forth in the Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement and the transactions contemplated thereby, including, without limitation, the Merger and the Ancillary Agreements, are hereby adopted, authorized, and approved in all respects;

RESOLVED FURTHER, that the undersigned shareholder hereby acknowledges and agrees that the consideration payable to such shareholder, if any, in the Merger is fair and reasonable to the Corporation and its shareholders.

Waiver of Appraisal Rights and Similar Rights.

RESOLVED, that the undersigned shareholder of the Corporation, with respect only to itself, (i) forever waives all dissenters’, appraisal and similar rights under applicable Law in connection therewith, including without limitation those under Chapter 1, Subchapter IX, Section 262 of the DGCL, a copy of which is attached as Exhibit B (ii) withdraws all objections to the Merger and/or demands for appraisal, if any, with respect to the shares of Company Capital Stock owned by the undersigned and (iii) forever waives all current and future claims against the Corporation or its Subsidiaries or any of their respective Affiliates (the “Released Parties”) from any and all claims liabilities, obligations, demands, accounts, actions, damages, fees, costs and expenses of any kind or nature whatsoever, whether known or unknown, absolute or contingent, liquidated or unliquidated (including any and all claims relating to or arising out of federal or state statutes (including securities laws) or common law, claims for breach of contract, breach of fiduciary duty, misrepresentation, defamation or any other tort under the common law of any state or claims for damages, costs, expenses and attorneys’, brokers’ and accountants’ fees and expenses) that the undersigned shareholder may currently have, or may have or purport to have in the future, whether at law or equity, against any Released Parties in connection with such shareholder’s relationship with the Corporation (A) for or relating to any event, action or omission occurring at or prior to the Closing, (B) relating to or arising out of such shareholder’s rights under any contract or arrangement to which such shareholder is or was a party prior to the Closing, or (C) relating to or arising out of the transactions contemplated by the Agreement.

Waiver of Notice Requirements.

RESOLVED, that the undersigned shareholder of the Corporation hereby waives any and all notice requirements applicable to the Merger, the Agreement and any of the transactions contemplated therein or contained in the Certificate or the Bylaws, by and among the Corporation and the other parties thereto, each as may be amended from time to time, and/or any contract between the Corporation and any of the undersigned shareholders of the Corporation.

THE ACTIONS TAKEN BY THIS CONSENT SHALL HAVE THE SAME FORCE AND EFFECT AS IF TAKEN AT ANY MEETING OF THE SHAREHOLDERS OF WAVETECH GROUP, Inc. DULY CALLED AND CONSTITUTED PURSUANT TO THE LAWS OF THE STATE OF DELAWARE.

* * * *

The execution of this Written Consent by the undersigned may be evidenced by way of fax or .pdf transmission of such person’s signature, and such fax or .pdf signature shall be deemed to constitute the original signature of such person.

IN WITNESS WHEREOF, the undersigned shareholder of the Corporation, hereby voting the full number of shares of each class of the Corporation’s outstanding voting stock held of record by it, has executed this Written Consent and direct that this Written Consent be filed with the minutes of the proceedings of the Corporation’s shareholders and that prompt written notice of this action be given to any shareholders of the Corporation who have not executed this Written Consent.

SHAREHOLDER:

MAH HOLDINGS, LLC

By:
	Name:	Dag A. Valand
	Title:	Manager

[Signature Page to Shareholder Consent]

EXHIBIT A

FORM OF AGREEMENT AND PLAN OF MERGER

EXHIBIT B

DELAWARE GENERAL CORPORATION LAW

CHAPTER 1, SUBChapter IX, SECTION 262

Schedule I

Company Shareholders

Company Shareholder	Number of Company Common Shares Held	Number of shares of Company Preferred Stock Held
MAH Holdings, LLC c/o WaveTech Group, Inc. Egermannstraße 1 53359 Rheinbach Deutschland Attention: Dag Arild Valand Email: d.valand@wavetech.com	-	1,000
Mission Alliance Holdings, AS c/o WaveTech Group, Inc. Egermannstraße 1 53359 Rheinbach Deutschland Attention: Dag Arild Valand Email: d.valand@wavetech.com	2,955,220	-

23